Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-9778) of Rhodia S.A. of our report dated June 26, 2006 relating to the financial statements of the Rhodia Inc. Savings Plus Plan, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
June 26, 2006